Exhibit 10.36

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

Fifth Amendment to the

Network Build and Maintenance Agreement

Between

AT&T Mobility, LLC

and

Commnet Wireless, LLC

This Fifth Amendment to the Network Build and Maintenance Agreement (“Fifth Amendment”) is entered into as of the 4th day of March, 2025 and is effective as of the 1st day of January, 2025 (the “Effective Date”) by and between Commnet Wireless, LLC, a Delaware limited liability company, on behalf of itself and its Affiliates (collectively and hereinafter referred to as “Vendor”), and AT&T Mobility LLC, a Delaware limited liability company on behalf of itself and its Affiliates (as such term is defined herein) (collectively and hereinafter referred to as “AT&T”), each of which may be referred to in the singular as a “Party” or in the plural as the “Parties.”

Background

WHEREAS, the Parties entered into a Network Build and Maintenance Agreement dated as of July 31, 2019 (together, with all attachments, addendum, exhibits, schedules and amendments, the “Agreement”); and

WHEREAS, the Parties now desire to amend the Agreement in accordance with the terms set forth in this Fifth Amendment;

NOW, THEREFORE, in consideration of these covenants, and for other good and valuable consideration, and intending to be legally bound, the Parties agree as follows:

1.	Capitalized Terms: All capitalized terms used herein shall have the same meanings ascribed to them in the Agreement, unless otherwise expressly defined in this Amendment.
2.	Amendment to the Agreement. As of the Effective Date, the Agreement is hereby amended and modified as follows:
A.

Build Addendum: Section 16: Termination Events; Remedies. Section 16: Termination Events; Remedies, of the Build Addendum, is hereby amended by deleting Sections 16(a)(iii) and (iv) in their entirety and replacing them with the following:

“(a) (iii) Vendor fails to obtain Location Acceptance of a Cell Site on or before the Phase Completion Date for such Cell Site set forth in Schedule 4 and does not cure such failure to obtain Location Acceptance within ninety (90) days from the applicable Phase Completion Date but in no event shall such cure period extend beyond [***], subject to the provisions in the Agreement pertaining to any Excusable Delay; or (a)(iv) A Cell Site has not reached Location Acceptance by [***] for any reason other than as caused by an Excusable Delay.”

B.Build Addendum: Section 17: Additional Termination Rights. Section 17: Additional Termination Rights, of the Build Addendum is hereby amended by deleting Section 17(b) in its entirety and replacing it with the following:

“(b) Termination due to Excusable Delay. In the event that a Cell Site never reaches Location Acceptance due to an Excusable Delay (other than a Force Majeure Event or Permitting Delay), then on or after [***] either Party may remove such Cell Site from the Build Out Plan and terminate this Build Addendum with respect to such Cell Site; provided, however, that Vendor shall only be able to exercise the termination right set forth in this Section 17(b) if Vendor is not otherwise in breach of the Agreement or this Build Addendum with respect to such Cell Site. Upon such termination, Vendor shall sell or transfer all of the Vendor Provided Equipment ordered by Vendor for construction of the Cell Site together with any Work completed (in accordance with applicable Specifications and requirements) in connection with the Cell Site through the date of termination to AT&T at a purchase price equal to Vendor’s reasonable and demonstrated costs for such Work (including its documented procurement costs for such Vendor Provided Equipment without any margin or mark-up by Vendor); provided, however, that in no event shall AT&T be required to pay in excess of $[***] (or $[***] for those Cell Sites listed in Schedule 3) for any such Vendor Provided Equipment and Work completed by Vendor prior to the date of termination. In addition to the foregoing, at AT&T’s sole election upon such termination, either (i) Vendor shall assign the tower lease for such Cell Site to AT&T in the case of any Third Party Cell Site or require Vendor to enter into a Site License with AT&T pursuant to the Master License Agreement in the case of any Vendor Cell Site and assign to AT&T any subcontract entered into by Vendor to provide any portion of the backhaul at such Cell Site pursuant to the Transport Agreement or (ii) AT&T shall reimburse Vendor for all of Vendor’s reasonable and demonstrated costs, if any, up to an aggregate amount equal to $[***] per Cell Site, to terminate (A) in the case of a Third Party Cell Site, the Tower Lease entered into by Vendor in accordance with the terms of this Agreement but only to the extent that such Tower Lease is solely for the location of the AT&T Provided Equipment, Vendor Provided Equipment and other Material contemplated herein, and (B) any subcontract entered into by Vendor to provide any portion of the backhaul at such Cell Site pursuant to the Transport Agreement. To the extent that AT&T elects to assume the Tower Lease or transport contract and/or enter into a Site License with respect to a Cell Site, then upon completion of such Cell Site, AT&T may elect to include such Cell Site in the Maintenance Addendum and the Agreement and Maintenance Addendum shall not terminate with respect to such Cell Site. To the extent AT&T elects to reimburse Vendor for the costs described in subsection (ii) of the preceding sentence, then AT&T shall pay such amounts within sixty (60) days of receipt of an invoice from Vendor for such costs and expenses. In the event that either Party exercises the termination right set forth in this Section 17(b), the Parties agree that Location Acceptance shall not occur with respect to such Cell Site and AT&T shall have no obligation to make the Structured Payments for such Cell Site.”

Amendment to Schedule 1: Cell Sites. The Parties have agreed to amend the number of Cell Sites within the Build Addendum. The revised Cell Site count will be [***] Cell Sites as identified in Schedule 1: Cell Sites Revised. The Cell Site added to the Build Addendum is listed hereto:

[***]

Amendment to Addendum 2: Maintenance (the “Maintenance Addendum”) The Parties have agreed to amend the number of Cell Sites within the Maintenance Addendum. The revised Cell Site count will be [***] Cell Sites identified in Schedule B: Maintenance Addendum Cell Sites Revised. The Cell Site added to the Maintenance Addendum are listed hereto:

[***]

3.	Amendment to the Agreement: Schedule 4: Build Out Plan - Cell Sites Table shall be deleted in its entirety and replaced as follows:

Cell Sites:

[***]

4.	Amendment to the Agreement: Schedule 5: Milestones to the Build Addendum. Schedule 5: Milestones, attached to the Build Addendum, shall be deleted in its entirety and replaced as follows:

[***]

5.

Amendment to the Transport Agreement. The Parties hereby acknowledge and agree that the provision of backhaul transport to the New Cell Site shall be governed by and subject to the terms and conditions set forth in the Transport Agreement in accordance with Section 8 of the Build Addendum. Following Location Acceptance of the New Cell Site, Vendor will provide backhaul transport to such New Cell Site as described in the Transport Agreement, and the Circuit Service Term for each CSBH Circuit pursuant to the Transport Agreement shall be extended to [***].

6.

Amendment to the Agreement: Schedule 3: Structured Payments shall be restated to account for [***] existing Cell Sites with an increased payment structure that covers the costs of transitioning from [***] to [***]. To reflect this, Schedule 3: Structured Payments shall be deleted in its entirety and replaced as attached hereto.

7.

Except as expressly amended hereby, the Agreement shall remain in full force and effect. The Agreement is hereby amended so that any reference to the Agreement shall mean a reference to the Agreement as amended by this Fifth Amendment. In the event of a conflict between the terms of the Agreement and this Fifth Amendment, the terms of this Fifth Amendment shall control.

8.

This Fifth Amendment may be executed in one or more counterparts, each of which when so executed shall be an original, but all of which together shall constitute one agreement. Signatures delivered by facsimile or electronic mail shall be deemed original signatures.

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Fifth Amendment as of the date first written above.

Commnet Wireless, LLC		AT&T Mobility LLC
By AT&T Mobility Corporation, its manager

By:	/s/ Edward DeMent	By:	/s/ Kurt Dresch
Name:	Edward DeMent	Name:	Kurt Dresch
Title:	General Manager, Carrier Managed Services	Title:	Director – Global Connections
Date:	March 12, 2025	Date:	March 12, 2025